Exhibit 99.1

Juniper Pharmaceuticals Reports Second Quarter 2018

Financial and Operating Results

Signs Agreement to be Acquired by Catalent, Inc.

CRINONE® Revenues Increased 12% and Juniper Pharma Services (JPS)

Revenues Increased 41% for the Six-months Ended June 30, 2018 vs. Prior Year

BOSTON, August 9, 2018 — Juniper Pharmaceuticals, Inc. (Nasdaq:JNP), a diversified healthcare company with core businesses of its CRINONE® (progesterone gel) franchise and fee-for-service pharmaceutical development and manufacturing business, Juniper Pharma Services (“JPS”), today announced financial results for the quarterly period ended June 30, 2018. Cash and equivalents were $20.8 million at June 30, 2018 compared to $20.7 million at March 31, 2018.

“Last month, we achieved the key objective in our efforts to maximize shareholder value, announcing a definitive agreement with Catalent, Inc. for the acquisition of all outstanding shares of Juniper at terms which reflect the value of our businesses,” said Alicia Secor, Chief Executive Officer. “We would like to thank our shareholders for their continued support.”

Second Quarter and Recent Corporate Highlights

•

Signed a definitive agreement for Catalent, Inc. (“Catalent”) to acquire all outstanding shares of Juniper Pharmaceuticals, Inc. (“Juniper” or “Juniper Pharmaceuticals”). The transaction, approved unanimously by the Juniper Board of Directors, represents a total equity value of approximately $139.6 million on a fully-diluted basis. Under the terms of the definitive agreement, Catalent has commenced a tender offer to acquire all of the outstanding shares of Juniper’s common stock at a price of $11.50 per share. The closing of the tender offer will be subject to a majority of Juniper’s outstanding shares being tendered in the tender offer. In addition, the transaction is subject to other customary closing conditions. Following completion of the tender offer, Catalent will acquire all remaining shares at the same price of $11.50 per share through a second step merger, other than shares that have properly effected appraisal rights. The closing of the transaction is expected to take place in the third quarter of 2018.

•

Signed an exclusive, worldwide license agreement with Daré Bioscience, Inc. (“Daré”) for the development and commercialization of Juniper’s intravaginal ring (“IVR”) technology platform, including its three preclinical IVR candidates targeting unmet needs in women’s health. Under the agreement, Daré will be responsible for conducting all research, development and commercial activities for this program.

Second Quarter 2018 Financial Results

Second quarter 2018 total revenues increased 10% to $15.3 million, compared with $14.0 million for the quarter ended June 30, 2017.

Product revenues were $9.3 million compared to $9.6 million in the second quarter of 2017.

Service revenues from JPS were $5.7 million, an increase of $1.3 million, versus $4.4 million in the second quarter of last year, driven by new and existing customer growth.

Gross profit was $6.2 million as compared to $6.3 million in the prior year quarter.

Total operating expenses were $8.1 million in the second quarter of 2018, compared to $6.7 million in the prior year quarter. The increase is largely attributed to transaction-related costs.

Juniper recorded net loss of $1.5 million in the second quarter of 2018, or $0.14 net loss per diluted share, compared to a net loss of $0.4 million, or $0.03 net loss per diluted share, in the same period of 2017.

Liquidity

Cash and cash equivalents were $20.8 million as of June 30, 2018 versus $20.7 million at March 31, 2018.

About Juniper Pharmaceuticals

Juniper Pharmaceuticals, Inc.‘s core businesses include its CRINONE® (progesterone gel) franchise and Juniper Pharma Services, which provides high-end fee-for-service pharmaceutical development and clinical trials manufacturing to clients. Please visit www.juniperpharma.com for more information.

Juniper Pharmaceuticals™ is a trademark of Juniper Pharmaceuticals, Inc., in the U.S. and EU.

CRINONE® is a registered trademark of Merck KGaA, Darmstadt, Germany, outside the U.S. and of Allergan plc in the U.S.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the expected timetable for completing the Catalent transaction, the tender offer process, including the timing of and the satisfaction or waiver of closing conditions to the acquisition. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include, but are not limited to: the uncertainty associated with being able to identify, evaluate and complete any strategic alternative, the impact of the announcement of Juniper’s review of strategic alternatives, as well as any strategic alternative that may be pursued, on Juniper’s business, including its financial and operating results and its employees and customers, risks associated with the drug development process generally, including the outcomes of clinical trials and the regulatory review process; the risk that the results of previously conducted studies involving our product candidates will not be repeated or observed in ongoing or future studies or following commercial launch, if such product candidates are approved; risks associated with obtaining, maintaining and protecting intellectual property; risks associated with Juniper Pharmaceuticals’ ability to enforce its patents against infringers and defend its patent portfolio against challenges from third parties; the risk of competition from currently approved therapies and from other companies developing products for similar uses; risk associated with Juniper Pharmaceuticals’ ability to manage operating expenses and/or obtain additional funding to support its business activities; and risks associated with

Juniper Pharmaceuticals’ dependence on third parties, including dependence on its partner to develop and commercialize Juniper’s IVR technology platform and related preclinical IVR candidates. For a discussion of certain risks and uncertainties associated with Juniper Pharmaceuticals’ forward-looking statements, please review Juniper’s reports filed with the SEC, including, but not limited to, its Annual Report on Form 10-K for the period ended December 31, 2017, its Quarterly Report on Form 10-Q for the periods ended March 31, 2018 and June 30, 2018 and subsequent filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. These statements are based on management’s current expectations and Juniper Pharmaceuticals does not undertake any responsibility to revise or update any forward-looking statements contained herein, except as expressly required by law.

Additional Information and Where to Find It

This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares, nor is it a substitute for the tender offer materials that Catalent and Catalent Boston, Inc., a wholly owned subsidiary of Catalent (“Merger Sub”), filed with the SEC on July 17, 2018. Catalent and Merger Sub filed a tender offer statement on Schedule TO with the SEC, and Juniper filed a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BY THE JUNIPER’S STOCKHOLDERS BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. Both the tender offer statement and the solicitation/recommendation statement were mailed to the Juniper’s stockholders free of charge. A free copy of the tender offer statement and the solicitation/recommendation statement is also available to all of Juniper’s stockholders by accessing Juniper Pharmaceuticals, Inc.’s website at http://ir.juniperpharma.com/sec-filings or upon written request to Juniper Pharmaceuticals, Inc., 33 Arch Street, Boston, MA 02110. In addition, the tender offer statement and the solicitation/recommendation statement (and all other documents filed with the SEC) are available at no charge on the SEC’s website at www.sec.gov.

JUNIPER’S STOCKHOLDERS ARE ADVISED TO READ THE SCHEDULE TO AND THE SCHEDULE 14D-9, AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BEFORE THEY MAKE ANY DECISION WITH RESPECT TO THE TENDER OFFER, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES THERETO.

Investor Contact:

Argot Partners

Laura Perry or Heather Savelle

212-600-1902

laura@argotpartners.com

heather@argotpartners.com

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JUNIPER PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	June 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$20,826	$21,446
Accounts receivable, net	10,772	4,734
Inventories	6,280	6,326
Prepaid expenses and other current assets	3,228	3,467

Total current assets	41,106	35,973
Property and equipment, net	17,074	15,229
Intangible assets, net	587	744
Goodwill	8,928	9,123
Other assets	73	151

Total assets	$67,768	$61,220

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,173	$4,038
Accrued expenses and other	7,398	5,615
Deferred revenue	887	6,141
Current portion of long-term debt	544	546

Total current liabilities	16,002	16,340
Long-term debt, net of current portion	2,909	3,253
Deferred tax liability	300	—
Other non-current liabilities	64	115

Total liabilities	19,275	19,708

Total stockholders’ equity	48,493	41,512

Total liabilities and stockholders’ equity	$67,768	$61,220

JUNIPER PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended June 30		Six Months Ended June 30
	2018	2017	2018	2017
Revenues
Product revenues	$9,343	$9,569	$19,417	$17,295
Service revenues	5,717	4,387	11,167	7,908
License revenues	250	—	250	—

Total revenues	15,310	13,956	30,834	25,203
Cost of product revenues	6,158	5,303	12,174	9,617
Cost of service revenues	2,959	2,347	5,969	4,590

Total cost of revenues	9,117	7,650	18,143	14,207
Gross profit	6,193	6,306	12,691	10,996
Operating expenses
Sales and marketing	563	410	982	788
Research and development	1,055	1,648	2,029	2,994
General and administrative	6,518	4,604	10,607	9,025

Total operating expenses	8,136	6,662	13,618	12,807
Income (loss) from operations	(1,943)	(356)	(927)	(1,811)

Interest expense, net	(29)	(30)	(74)	(58)
Other income, net	758	10	559	52

Total non-operating income	729	(20)	485	(6)

Income (loss) before income taxes	(1,214)	(376)	(442)	(1,817)
Income tax (benefit) expense	300	—	300	—

Net income (loss)	$(1,514)	$(376)	$(742)	$(1,817)

Basic net income (loss) per common share	$(0.14)	$0.01	$(0.07)	$(0.13)

Diluted net income (loss) per common share	$(0.14)	$(0.03)	$(0.07)	$(0.13)

Basic weighted average common shares outstanding	11,103	10,803	11,023	10,803

Diluted weighted average common shares outstanding	11,103	10,954	11,023	10,803